Exhibit 99.B(d)(19)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INVESTMENTS TRUST

THIS AMENDMENT to the Investment Sub-Advisory Agreement for the SEI Institutional Investments Trust between AQR Capital Management, LLC: (the “Sub-Adviser”) and SEI Investments Management Corporation (the “Adviser”), is made effective as of the 23 day of June 2015.

WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of July 8, 2009, as amended (the “Agreement”): and

WHEREAS, The Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to make purchase or sale recommendations for the Assets of a Fund. with those recommendations executed as appropriate by the Adviser or another sub-adviser to the Fund (the Adviser in such capacity and such other sub-adviser are individually and collectively referred to as the “Overlay Manager”) as designated on Schedule A, attached hereto; and

WHEREAS, the parties also desire to amend Schedule A and Schedule B of the Agreement, attached hereto.

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

1.                                 Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

2.                                 Unless otherwise set forth herein, all provisions of the Agreement shall remain in effect.

3.                                 Duties of the Sub-Adviser With Respect to a Model Portfolio

(a)                                 With respect to a Fund for which the Sub-Adviser makes purchase or sale recommendations for the Assets of the Fund with those recommendations executed as appropriate by the Overlay Manager, as designated on Schedule A attached hereto:

(i)                                     Sections 1(c) and 1 (j) of the Agreement are inapplicable.

(ii)                                  Section 1 introductory paragraph and subparagraph (a) of the Agreement is replaced in its entirety with the following:

Subject to supervision by the Adviser and the Trust’s Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the “Assets”) by recommending the purchase, retention and disposition of the Assets, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)                                 The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, recommend from time to time what Assets should be purchased, retained or sold by the Fund.

(iii)                               Section 1(e) of the Agreement is replaced with the following:

(e)                                  The Assets of the Fund shall be held by the Fund’s custodian. The Sub-adviser shall at no time have custody or physical control of the Assets. In addition, the Sub-Adviser shall not be liable for any act or omission of the custodian.

(iv)                              The first sentence of Section 1(d) is deleted and replaced with the following:

“To the extent applicable, the Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.”

(v)                                 Section 1 (h) of the Agreement is replaced with the following:

(h)                                 The Sub-Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Fund. If the Sub-Adviser receives a misdirected proxy; it shall promptly forward such misdirected proxy to the Adviser.

(vi).                           The following section is added to the Agreement.

Additional Duties of the Sub-Adviser. In connection with its duty to recommend the purchase, retention and disposition of the Assets of the Fund, subject to the provisions of Section 1 of this Agreement, the Sub-Adviser shall also provide the following investment advisory services with respect to the Assets:

(a)                                 provide such recommendations with respect to the purchase, retention and disposition of the Assets of the Fund to the Overlay Manager in the form of a model portfolio or otherwise as appropriate (a “Model Portfolio”) at such times and in such manner as the Adviser requests. Sub-Adviser acknowledges that Sub-Adviser’s investment recommendations will be implemented by the Overlay Manager with only limited authority to vary from such recommendations.

(b)                                 review the composition of the Assets in the Model Portfolio developed by the Sub-Adviser in light of the Prospectus and any instructions or directions given by the Adviser, and promptly report to the Adviser in the event that the investments in the Model Portfolio do not fully comply with any of the foregoing;

(c)                                  while it is expected that the Overlay Manager will execute all transactions within the Fund, if the Overlay Manager is unable to execute a purchase transaction with respect to the Model Portfolio, or is unable to execute a sale transaction with respect to the Model Portfolio, then at the Adviser’s request, the Sub-Adviser will use best efforts to assist the Overlay Manager in executing such transaction in accordance with the terms of this Agreement. For the avoidance of doubt, the provisions of this section 1(c) shall not require the Sub-Adviser to execute any transactions on behalf of the Fund.

(d)                                 with respect to the Assets, the Overlay Manager will determine the timing and the manner of executing transactions within the Fund pursuant to the Sub-Adviser’s Model Portfolio. The Sub-Adviser shall not be responsible for the timing or the manner of transactions executed by the Overlay Manager. The Sub-Adviser shall not be responsible for compliance violations or variations from the Trust’s Declaration of Trust, the Prospectus, the Adviser’s or Board of Trustee’s instructions or directions, that result from the manner in which the Overlay Manager either executes or fails to execute the Model Portfolio. The Adviser shall provide to the Sub-Adviser such reports or other information as the Sub-Adviser reasonably requests to assist the Sub-Adviser in providing the Sub-Adviser’s advisory services specified in this Agreement.

(e)                                  Sub-Adviser shall have no obligation to file with respect to the Assets any required reports with the SEC pursuant to Section 13(f) and Section 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Such reports with respect to the Assets shall be filed by the Adviser or the Overlay Manager.

4.                                 Schedule A of the Agreement is deleted and replaced with Schedule A. attached hereto.

5.                                 Schedule B of the Agreement is deleted and replaced with Schedule B, attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	AQR Capital Management, LLC

By:	By:

/s/ William T. Lawrence	/s/ Nicole DonVito

Name:	Name:

William T. Lawrence	Nicole DonVito

Title:	Title:

Vice President	Senior Counsel & Head of Registered Products

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AQR Capital Management, LLC

Dated July 8, 2009, as amended June 28, 2011, March 28, 2012 and June 23, 2015

SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap Fund
Small Cap II Fund
Large Cap Fund

Sub-Advisory Services Pursuant to a Model Portfolio

Large Cap Diversified Alpha Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AQR Capital Management, LLC

Dated July 8, 2009, as amended June 28, 2011, March 28, 2012 and June 23, 2015

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation AQR Capital Management, LLC

By:	By:

/s/ William T. Lawrence	/s/ Nicole DonVito

Name:	Name:

William T. Lawrence	Nicole DonVito

Title:	Title:

Vice President	Senior Counsel & Head of Registered Products